UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 2, 2026

ISABELLA BANK CORPORATION
(Exact name of registrant as specified in its charter)

Michigan	000-18415	38-2830092
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

401 North Main Street
Mt. Pleasant,	Michigan	48858-1649
(Address of principal executive offices)		(Zip Code)
(989) 772-9471
(Registrant’s telephone number)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.l4a-l2)

☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.l4d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.l3e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value per share	ISBA	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.    Completion of Acquisition or Disposition of Assets.
Effective on November 2, 2026, Isabella Bank Corporation, a Michigan corporation (“Isabella”), completed its previously announced merger with Grand River Commerce, Inc., a Michigan corporation (“Grand River”), pursuant to the Agreement and Plan of Merger, dated as of June 11, 2026, as amended (the “Merger Agreement”), by and among Isabella, 401 Merger Sub, Inc., a Michigan corporation and a direct, wholly owned subsidiary of Isabella (“Merger Sub”), and Grand River. At the closing, (i) Merger Sub merged with and into Grand River, with Grand River as the surviving entity (the “Merger”), and (ii) immediately thereafter, Grand River merged with and into Isabella, with Isabella as the surviving entity (the “Second Step Merger”).
Following the Second Step Merger, Grand River Bank, a Michigan state-chartered member bank and a wholly owned subsidiary of Grand River, merged with and into Isabella Bank, a Michigan state-chartered member bank and a wholly owned subsidiary of Isabella, with Isabella Bank as the surviving bank (the “Bank Merger” and, together with the Merger and the Second Step Merger, the “Transaction”).
Merger Consideration
Upon the terms and subject to the conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”) each share of common stock, par value $0.01 per share, of Grand River (“Grand River Common Stock”) outstanding immediately prior to the Effective Time, other than certain shares held by Grand River or Isabella, was converted into the right to receive, subject to the election of the holder, either (x) $5.71 in cash or (y) 0.1413 shares of Isabella common stock, with cash payable in lieu of any fractional shares (collectively, the “Merger Consideration”). Elections were subject to proration procedures whereby 65% of the shares of Grand River Common Stock were exchanged for shares of Isabella common stock and 35% of the shares of Grand River Common Stock were exchanged for cash.
Treatment of Grand River Equity Awards
Pursuant to the terms of the Merger Agreement, at the Effective Time each option to purchase shares of Grand River Common Stock (each such stock option, a “Grand River Option”) granted under the Grand River stock plans that was outstanding immediately prior to the Effective Time was cancelled and converted into the right to receive a cash payment equal to (i) the number of shares of Grand River Common Stock subject to such Grand River Option at the Effective Time, multiplied by (ii) the amount by which $5.71 exceeds the per share exercise price of such Grand River Option, less applicable withholdings taxes.
Pursuant to the terms of the Merger Agreement, at the Effective Time, each Grand River restricted stock award granted under the Grand River stock plans fully vested and was converted into the right to receive the Merger Consideration, less applicable withholdings taxes.
The foregoing description of the Transaction and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K, which is incorporated herein by reference.
Item 8.01.    Other Events.
On November 2, 2026, Isabella issued a press release announcing the completion of the Transaction and the results of the Merger Consideration elections. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01.    Financial Statements and Exhibits.
(a)  Financial statements of businesses acquired.
Pursuant to General Instruction B.3 of Form 8-K, the audited consolidated financial statements of Grand River, the acquired company, are not required in the Current Report on Form 8-K because “substantially the same” financial statements were previously filed in the Proxy Statement/Prospectus forming a part of Isabella’s Registration Statement on Form S-4, as amended (File No. 333-297673), initially filed on July 24, 2026 and declared effective by the Commission on August 10, 2026 (the “Registration Statement”).
(b)  Pro forma financial information.
Pursuant to General Instruction B.3 of Form 8-K, pro forma financial information with respect to the acquisition of Grand River by Isabella is not required in the Current Report on Form 8-K because “substantially the same” information was previously filed in the Registration Statement.

(d) Exhibits:

Exhibit No.	Description

Exhibit 2.1
Agreement and Plan of Merger by and among Isabella Bank Corporation, 401 Merger Sub, Inc. and Grand River Commerce, Inc., dated as of June 11, 2026 (incorporated by reference to Exhibit 2.1 in the Current Report on Form 8-K originally filed by Isabella on June 15, 2026)

Exhibit 2.2
Amendment No. 1, dated as of July 2, 2026, to the Agreement and Plan of Merger, dated as of June 11, 2026, by and among Isabella Bank Corporation, 401 Merger Sub, Inc. and Grand River Commerce, Inc. (incorporated by reference to Annex A to the Registration Statement on Form S-4, originally filed by Isabella on July 24, 2026)

Exhibit 99.1	Press Release dated November 2, 2026
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ISABELLA BANK CORPORATION

Dated:	November 2, 2026	By:	/s/ Gerald J. Ritzert
Gerald J. Ritzert
Chief Financial Officer